UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Boulevard Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On May 29, 2019, Stephen Brown, Chief Financial Officer of NanoVibronix, Inc. (the “Company”), tendered his resignation to the Company’s Board of Directors (the “Board”), effective as of the close of business on May 31, 2019. Mr. Brown did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. It is expected that an affiliate of Mr. Brown and the Company will enter into a consulting agreement, pursuant to which Mr. Brown will serve as a consultant and will work with the Company’s executive management, finance and accounting teams to ensure an orderly transition of the responsibilities of the Chief Financial Officer.

Appointment of Chief Financial Officer

On May 31, 2019, the Company appointed Mr. James S. Cardwell as Chief Financial Officer. In connection therewith, the Company entered into a one-year CFO Consulting Agreement (the “Consulting Agreement”) with Mr. Cardwell, pursuant to which Mr. Cardwell will receive $15,000 per year, payable in equal monthly amounts.

James Cardwell, age 59, has more than 35 years of experience in, among other things, U.S. Securities and Exchange Commission (“SEC”) reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Senior Associate of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies. From August 2018 until December 2018, Mr. Cardwell served as interim Chief Financial Officer of Newgioco Group, Inc. From January 2018 until May 2018, Mr. Cardwell served as interim Chief Financial Officer of VerifyMe, Inc. Mr. Cardwell graduated from Illinois State University with a bachelor of science degree in accounting. Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co and served as Senior Tax Consultant. For over 30 years, Mr. Cardwell served in various capacities for public and private companies in the entertainment industry including serving as the Chief Financial Officer of S2BN Entertainment, Inc.; the Deputy Director of the National Jazz Museum in Harlem, New York; the Chief Financial Officer of Sibling Entertainment, Inc.; the Chief Executive Officer and director of Good Galaxy Entertainment, Inc.; the Associate Producer of Nunsense Theatrical Company LP and the founder and President of Cardwell Productions. Mr. Cardwell is a certified public accountant in the State of New York.

There is no arrangement or understanding between Mr. Cardwell and any other persons pursuant to which Mr. Cardwell was selected as an officer.

There are no family relationships between Mr. Cardwell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Cardwell had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	CFO Consulting Agreement, dated as of June 1, 2019, between NanoVibronix Inc. and James S. Cardwell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: June 4, 2019	By:	/s/ Brian Murphy
Name: Brian Murphy Title: Chief Executive Officer